Commercial Lease Agreement

THIS LEASE ("this Lease") dated this 1st day of July, 2005

BETWEEN:

Lowell G. Hancher, Jr. ("Landlord")
Address: 1176 Pebblebrook Drive
Noblesville, Indiana  46060
tel: 317-896-5304   fax: 317-867-0763
OF THE FIRST PART

- AND -

Legend Motors Worldwide, Inc. ("Tenant")
Address: 17924 US Highway 31 North
Westfield, Indiana  46074
tel: 317-867-2852   fax: 317-867-8580
OF THE SECOND PART

IN CONSIDERATION OF Landlord leasing certain premises to Tenant, Tenant leasing those premises from Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Lease agree as follows:

1.	Basic Terms. The following basic terms are hereby approved by the parties and each reference in this Lease to any of the basic terms will be construed to include the provisions set forth below as well as all of the additional terms and conditions of the applicable sections of this Lease where such basic terms are more fully set forth:

a)	Landlord: Lowell G. Hancher, Jr.
b)	Address of Landlord: 1176 Pebblebrook Drive, Noblesville,
        Indiana 46060
c)	Tenant: Legend Motors Worldwide, Inc
d)	Address of Tenant: 17924 US Highway 31 N., Westfield, Indiana
        46074
e)	Term of Lease: Five (5) years
f)	Commencement Date of Lease: July 1, 2005
g)	Base Rent: $6,500.00 per month
h)	Permitted Use of Premises: Legal use, refer to section 4 below
i)	Advance Rent: First and last month's rent
j)	Security/Damage Deposit: None

2.	Definitions. When used in this Lease, the following expressions will have the meanings indicated:

a)	"Additional Rent" means all amounts payable by Tenant under this
Lease except Base Rent, whether or not specifically designated as Additional Rent elsewhere in this Lease;

b)	"Building" means all buildings, improvements, equipment,
fixtures, property and facilities from time to time located at 17924 US Highway 31 North, Westfield, Indiana 46074, as from time to time altered, expanded or reduced by Landlord in its sole discretion;

c)	"Common Areas and Facilities" mean:

i.	those portions of the Building areas, buildings,
improvements, facilities, utilities, equipment and installations in or forming part of the Building which from time to time are not designated or intended by Landlord to be leased to tenants of the Building including, without limitation, exterior weather walls, roofs, entrances and exits, parking areas, driveways, loading docks and area, storage, mechanical and electrical rooms, areas above and below leasable premises and not included within leasable premises, security and alarm equipment, grassed and landscaped areas, retaining walls and maintenance, cleaning and operating equipment serving the Building; and

ii.	those lands, areas, buildings, improvements, facilities,
utilities, equipment and installations which serve or are for the useful benefit of the Building, the tenants of the Building or Landlord and those having business with them, whether or not located within, adjacent to or near the Building and which are designated from time to time by the Landlord as part of the Common Areas and Facilities.

d)	"Leasable Area" means with respect to any rentable premises, the area expressed in square feet of all floor space including floor space of mezzanines, if any, determined, calculated and certified by the Landlord and measured from the exterior face of all exterior walls, doors and windows, including walls, doors and windows separating the rentable premises from enclosed Common
Areas and Facilities, if any, and from the center line of all interior walls separating the rentable premises from adjoining rentable premises. There will be no deduction or exclusion for any space occupied by or used for columns, ducts or other structural elements;

e)	"Premises" means the building at 17924 US Highway 31 North,
Westfield, Indiana 46074;

f)	"Proportionate Share" means a fraction, the numerator of which is the Leasable Area of the Premises and the denominator of which is the aggregate of the Leasable Area of all rentable premises in the Building.

3.	Intent of Lease. It is the intent of this Lease and agreed to by the parties to this Lease that this Lease will be absolutely carefree triple net to Landlord such that, all and every cost, expense, rate, tax or charge in any way related to the Premises, to the operation of the Building and to Tenant's share of Operating Costs will be borne by Tenant for its own account and without any variation, setoff or deduction whatsoever, save as specifically provided in this Lease to the contrary.

4.	Permitted Use of the Leased Premises. Landlord agrees to rent to
Tenant the Premises for only the permitted use ("Permitted Use") of a Legal use. Neither the Premises nor any part of the Premises will be used at any time during the term of this Lease by Tenant for any purpose other than the Permitted Use.

a)	No pets or animals are allowed to be kept in or about the
Premises or in any common areas in the building containing the Premises without the prior written permission of the Landlord. Upon thirty (30) days notice, Landlord may revoke any consent previously given under this clause.

b)	Subject to the provisions of this Lease, Tenant is entitled to the use of parking ('Parking') on or about the Premises. Only properly insured motor vehicles may be parked in Tenant's space.

c)	Landlord reserves the right in its reasonable discretion to
alter, reconstruct, expand, withdraw from or add to the Building from time to time. In the exercise of those rights, Landlord undertakes to use reasonable efforts to minimize any interference with the visibility of the Premises and to use reasonable efforts to ensure that direct entrance to and exit from the Premises is maintained.

d)	Landlord reserves the right for itself and for all persons
authorized by it, to erect, use and maintain wiring, mains, pipes and conduits and other means of distributing services in and through the Premises, and at all reasonable times to enter upon the Premises for the purpose of installation, maintenance or repair, and such entry will not be an interference with Tenant's possession under this Lease.

e)	Landlord reserves the right, when necessary by reason of
accident or in order to make repairs, alterations or improvements relating to the Premises or to other portions of the Building to cause temporary obstruction to the Common Areas and Facilities as reasonably necessary and to interrupt or suspend the supply of electricity, water and other services to the Premises until the repairs, alterations or improvements have been completed. There will be no abatement in rent because of such obstruction, interruption or suspension provided that the repairs, alterations or improvements are made as expeditiously as is reasonably possible.

f)	Subject to this Lease, Tenant and its employees, customers and invitees will have the non-exclusive right to use for their proper and intended purposes, during business hours in common with all others entitled thereto those parts of the Common Areas and Facilities from time to time permitted by Landlord. The
Common Areas and Facilities and the Building will at all times be subject to the exclusive control and management of Landlord.
Landlord will operate and maintain the Common Areas and Facilities and the Building in such manner as Landlord determines from time to time.

5.	Term. The term of the Lease is for 5 years to commence at noon on
December 1, 2004.

6.	Rent. Subject to the provisions of this Lease, Tenant will pay a base rent ("Base Rent") of $6,500.00 per month for the Premises, which includes a monthly charge for Parking (collectively "Base Rent").

a)	Tenant will pay the Base Rent on or before the 1st of each and every month of the term of this Lease to Landlord at 1176
Pebblebrook Drive, Noblesville, Indiana 46060; or at such other place as Landlord may later designate.

b)	Tenant will be charged an additional amount of $50 per day for any Base Rent that is received after the due date.

c)	In the event that this Lease commences, expires or is terminated before the end of the period for which any item of Additional
Rent or Base Rent would otherwise be payable or other than at the commencement or end of a calendar month, such amounts payable by Tenant will be apportioned and adjusted pro rata on the basis of a thirty (30) day month in order to calculate the amount payable for such irregular period.

7.	Operating Costs. In addition to the Base Rent, Tenant will pay as
Additional Rent, without setoff, abatement or deduction, its Proportionate Share of all of Landlord's costs, charges and expenses of operating, maintaining, repairing, replacing and insuring the Building including the Common Areas and Facilities from time to time and the carrying out of all obligations of Landlord under this Lease and similar leases with respect to the Building ("Operating Costs") which include without limitation or duplication, all expenses, costs and outlays relating to the following:

a)	cleaning and janitorial services;
b)	security;
c)	window cleaning;
d)	all insurance relating to the Building as placed by Landlord from time to time, acting prudently;
e)	repairs and replacements to the Building and any component of the Building;
f)	provision, repair, replacement and maintenance of heating,
        cooling, ventilation and air conditioning equipment throughout the Building;
g)	supplies used in relation to operating and maintaining the
        Building;
h)	all outdoor maintenance including landscaping and snow removal;
i)	operation and maintenance of parking areas;
j)	preventive maintenance and inspection.

Operating Costs will not include (except as herein otherwise provided) debt service, depreciation, costs determined by Landlord from time to time to be fairly allocable to the correction of construction faults or initial maladjustments in operating equipment, all management costs not allocable to the actual maintenance, repair or operation of the Building (such as in connection with leasing and rental advertising), work performed in connection with the initial construction of the Building and the Premises and improvements and modernization to the Building subsequent to the date of original construction which are not in the nature of a repair or replacement of an existing component, system or part of the Building.

Operating Costs will also not include the following:

a)	any increase in insurance premiums to that result from business activities of other tenants;

b)	the costs of any capital replacements;

c)	the costs incurred or accrued due to the willful act or
negligence of Landlord or anyone acting on behalf of Landlord;

d)	structural repairs;

e)	costs for which Landlord is reimbursed by insurers or covered by warranties;

f)	costs incurred for repairs or maintenance for the direct account of other tenants or vacant space;

g)	costs recovered directly from any other tenant for separate
charges such as heating, ventilating, and air conditioning relating to that other tenant's leased premises, and in respect of any act, omission, neglect or default of any other tenant of its obligations under its Lease; or

h)	any expenses incurred as a result of Landlord generating revenues from common area facilities.

Any expenses not directly incurred by Landlord but which are included in Operating Costs may be estimated by Landlord, acting reasonably if and to the extent Landlord cannot ascertain the actual amount of such expenses from the tenants who incurred them.

Tenant will pay:

a)	to Landlord, Tenant's Proportionate Share of all real property taxes, rates, duties, levies and assessments which are levied, rated, charged, imposed or assessed by any lawful taxing authority (whether federal, state, district, municipal, school or otherwise) against the Building and the land or any part of the Building and land from time to time or any taxes payable by Landlord which are charged in lieu of such taxes or in addition to such taxes, but excluding income tax upon the income of Landlord to the extent that such taxes are not levied in lieu of real property taxes against the Building or upon Landlord in respect of the Building.

b)	To the lawful taxing authorities, or to Landlord, as it may
direct, as and when the same become due and payable, all taxes, rates, use fees, duties, assessments and other charges that are levied, rated, charged or assessed against or in respect of all improvements, equipment and facilities of Tenant on or in default by Tenant and in respect of any business carried on in the Premises or in respect of the use or occupancy of the Premises by Tenant.

Tenant will deliver promptly to Landlord a copy of any separate tax bills or separate assessment notices for the Premises and receipts evidencing the payment of all amounts payable by Tenant directly to any taxing authority and will furnish such information in connection therewith as Landlord may from time to time require.

Tenant will pay to Landlord, in such manner as Landlord will from time to time direct, the cost of supplying all water, fuel, electricity, telephone and any other utilities used or consumed upon or serving the Premises. If Tenant is billed for the consumption or use of such utilities directly by the appropriate utility authority, Tenant will pay any such billings promptly when due and payable. If separate check meters are not installed in respect of utilities consumption in, upon or serving the Premises or if Tenant is not billed for the consumption of such utilities directly by the competent authority, Landlord will allocate to Tenant, on a reasonable basis, a share of the total costs of all utilities consumed within the Building.

All amounts payable by Tenant relating to the Operating Costs will be deemed to be rent and receivable and collectable as such notwithstanding the expiration or sooner termination of this Lease and all remedies of Landlord for nonpayment of rent will be applicable thereto.

8.	Use and Occupation. Tenant will use and occupy the Premises only for the Permitted Use and for no other purpose whatsoever. Tenant covenants that Tenant will carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any of them.

9.	Advance Rent. On execution of this Lease, Tenant will pay Landlord advance rent (the "Advance Rent") to be held by Landlord without interest and to be applied on account of the first and last installments of Base Rent as they fall due and to be held to the extent not so applied as security for and which may be applied by Landlord to the performance of the covenants and obligations of Tenant under this Lease.

10.	Quiet Enjoyment. Landlord covenants that on paying the Rent and performing the covenants contained in this Lease, Tenant will peacefully and quietly have, hold, and enjoy the Premises for the agreed term.

11.	Default. If Tenant is in default in the payment of any Rent and such default continues following any specific due date on which Tenant is to make such payment, or in the absence of such specific due date, for the 10 days following written notice by Landlord requiring Tenant to pay the same then, at the option of Landlord, this Lease may be terminated upon 10 days notice and the term will then immediately become forfeited and void, and Landlord may without further notice or any form of legal process immediately reenter the Premises or any part of the Premises and in the name of the whole repossess and enjoy the same as of its former state anything contained in this Lease or in any statute or law to the contrary notwithstanding.

Unless otherwise provided for in this Lease, if Tenant does not observe, perform and keep each and every of the non-monetary covenants, agreements, stipulations, obligations, conditions and other provisions of this Lease to be observed, performed and kept by Tenant and persists in such default, after 30 days following written notice from Landlord requiring that Tenant remedy, correct or comply or, in the case of such default which would reasonably require more than 30 days to rectify, unless Tenant will commence rectification within the said 30 day notice period and thereafter promptly and diligently and continuously proceeds with the rectification of any such defaults then, at the option of Landlord, this Lease may be terminated upon 30 days notice and the term will then immediately become forfeited and void, and Landlord may without further notice or any form of legal process immediately reenter the Premises or any part of the Premises and in the name of the whole repossess and enjoy the same as of its former state anything contained in this Lease or in any statute or law to the contrary notwithstanding.

If and whenever:

a)	Tenant's leasehold interest hereunder, or any goods, chattels or equipment of Tenant located in the Premises will be taken or seized in execution or attachment, or if any writ of execution will issue against Tenant or Tenant will become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any legislation that may be in force for bankrupt or insolvent debtors or become involved in voluntary or involuntary winding up, dissolution or liquidation proceedings, or if a receiver will be appointed for the affairs, business, property or revenues of Tenant; or

b)	Tenant fails to commence, diligently pursue and complete
Tenant's work to be performed under any agreement pertaining to the Premises; or

c)	Tenant fails or ceases to operate or otherwise ceases to conduct business from the Premises, or uses or permits or suffers the use of the Premises for any purpose other than as permitted herein; or

d)	Tenant makes a bulk sale of its goods and assets which has not been consented to by Landlord, or moves or commences, attempts or threatens to move its goods, chattels and equipment out of the Premises other than in the routine course of its business;

then, and in each such case, at the option of Landlord, this Lease may be terminated without notice and the term will then immediately become forfeited and void, and Landlord may without notice or any form of legal process immediately reenter the Premises or any part of the Premises and in the name of the whole repossess and enjoy the same as of its former state anything contained in this Lease or in any statute or law to the contrary notwithstanding.

In the event that Landlord has terminated the Lease pursuant to this section, on the expiration of the time fixed in the notice, if any, this Lease and the right, title, and interest of Tenant under this Lease will terminate in the same manner and with the same force and effect, except as to Tenant's liability, as if the date fixed in the notice of cancellation and termination were the end of the Lease.

12.	Distress. If and whenever Tenant is in default in payment of any money, whether hereby expressly reserved or deemed as rent, or any part of the rent, Landlord may, in accordance with prevailing statute or law, enter upon the Premises and seize, remove and sell Tenant's goods, chattels and equipment from the Premises or seize, remove and sell any goods, chattels and equipment at any place to which Tenant or any other person may have removed them, in the same manner as if they had remained and been distrained upon the Premises.

13.	Over-holding. If Tenant continues to occupy the Premises with the written consent of Landlord after the expiration or other termination of the term, then, without any further written agreement, Tenant will be a month-to-month tenant at a minimum monthly rental equal to twice the Base Rent and subject always to all of the other provisions of this Lease insofar as the same are applicable to a month-to-month tenancy and a tenancy from year to year will not be created by implication of law.

If Tenant continues to occupy the Premises without the written consent of Landlord at the expiration or other termination of the term, then Tenant will be a tenant at will and will pay to Landlord, as liquidated damages and not as rent, an amount equal to twice the Base Rent plus any Additional Rent during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly, and subject always to all the other provisions of this Lease insofar as they are applicable to a tenancy at will and a tenancy from month to month or from year to year will not be created by implication of law; provided that nothing herein contained will preclude Landlord from taking action for recovery of possession of the Premises.

14.	Additional Rights on Reentry. If Landlord reenters the Premises or terminates this Lease, then:

a)	notwithstanding any such termination or the term thereby becoming forfeited and void, the provisions of this Lease relating to the consequences of termination will survive;
b)	Landlord may use such reasonable force as it may deem necessary, as allowed by law, for the purpose of gaining admittance to and retaking possession of the Premises and Tenant hereby releases Landlord from all actions, proceedings, claims and demands whatsoever for and in respect of any such forcible entry or any loss or damage in connection therewith or consequential thereupon;
c)	Landlord may expel and remove, forcibly, if necessary, Tenant, as allowed by law, without being taken or deemed to be guilty of any manner of trespass;
d)	in the event that Landlord has removed the property of Tenant,
        Landlord may store such property in a public warehouse, or at a place selected by Landlord, at the expense of Tenant. If Landlord feels that it is not worth storing such property given its value and the cost to store it, then Landlord may dispose of such property in its sole discretion and use such funds, if any, towards any indebtedness of Tenant to Landlord. Landlord will not be responsible to Tenant for the disposal of such property other than to provide any balance of the proceeds to Tenant after paying any storage costs and any amounts owed by Tenant to Landlord;
e)	Landlord may relet the Premises or any part of the Premises for a term or terms which may be less or greater than the balance of the term of this Lease remaining;
f)	after reentry, Landlord may procure the appointment of a receiver to take possession and collect rents and profits of the business of Tenant, and, if necessary to collect the rents and profits the receiver may carry on the business of Tenant and take possession of the personal property used in the business of Tenant, including inventory, trade fixtures, and furnishings, and use them in the business without compensating Tenant;
g)	after reentry, Landlord may terminate the Lease on giving 5 days written notice of termination to Tenant. Without this notice, reentry of the Premises by Landlord or its agents will not terminate this Lease;
h)	Tenant will pay to Landlord on demand:

i.	all rent, Additional Rent and other amounts payable under
this Lease up to the time of reentry or termination, whichever is later;

ii.	reasonable expenses as Landlord incurs or has incurred in
connection with the reentering, terminating, reletting, collecting sums due or payable by Tenant, realizing upon assets seized; including without limitation, brokerage, fees and expenses and legal fees and disbursements and the expenses of keeping the Premises in good order, repairing the same and preparing them for reletting; and

iii.	as liquidated damages for the loss of rent and other income
of Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the term had it not been terminated, at the option of Landlord, either:

* an amount determined by reducing to present worth at an assumed interest rate of ten percent (10%) per annum all Base Rent and estimated Additional Rent to become payable during the period which would have constituted the unexpired portion of the term, such determination to be made by Landlord, who may make reasonable estimates of when any such other amounts would have become payable and may make such other assumptions of the facts as may be reasonable in the circumstances; or

*       an amount equal to the Base Rent and estimated
Additional Rent for a period of six (6) months.

15.	Inspections. At all reasonable times during the term of this Lease and any renewal of this Lease, Landlord and its agents may enter the Premises to make inspections or repairs, or to show the Premises to prospective tenants or purchasers.

16.	Tenant Improvements. Tenant will obtain written permission from
Landlord before doing any of the following:

a)	in any way significantly altering the appearance of the
Premises;

b)	removing or adding walls, or performing any structural
alterations; or

17.	Landlord Improvements and Personal Property Tenant acknowledges that the property listed in Exhibit A (the Listed Property) is the property of Landlord. Tenant will take reasonable steps to ensure that the Listed Property will be preserved and maintained. Tenant will not remove the Listed Property from the premises.

18.	Signs. Tenant may erect, install and maintain a sign of a kind and size in a location as first approved in writing by Landlord. All other signs will comply with all applicable rules and regulations of Landlord. Tenant will not erect, install or maintain any sign other than in accordance with this section.

19.	Tenant's Insurance. Tenant will, during the whole of the term and during such other time as Tenant occupies the Premises, take out and maintain the following insurance, at Tenant's sole expense, in such form as used by solvent insurance companies in the State of Indiana:

a)	Comprehensive general liability insurance against claims for bodily injury, including death, and property damage or loss arising out of the use or occupation of the Premises, or Tenant's business on or about the Premises; such insurance to be in the joint name of Tenant and Landlord so as to indemnify and protect both Tenant and Landlord and to contain a "cross liability" and "severability of interest" clause so that Landlord and Tenant may be insured in the same manner and to the same extent as if individual policies had been issued to each, and will be for the amount of not less than $1,000,000.00 combined single limit or such other amount as may be reasonably required by Landlord from time to time; such comprehensive general liability insurance will for Tenant's benefit only include contractual liability insurance in a form and of a nature broad enough to insure the obligations imposed upon Tenant under the terms of this Lease.

b)	All risks insurance upon its merchandise, stock-in-trade,
furniture, fixtures and improvements and upon all other property in the Premises owned by Tenant or for which Tenant is legally liable, and insurance upon all glass and plate glass in the Premises against breakage and damage from any cause, all in an amount equal to the full replacement value of such items. In the event Tenant does not obtain such insurance, it is liable for the full costs of repair or replacement of such damage or breakage.

c)	Owned automobile insurance with respect to all motor vehicles owned by Tenant and operated in its business.

Tenant's policies of insurance hereinbefore referred to will contain the following:

a)	provisions that Landlord is protected notwithstanding any act, neglect or misrepresentation of Tenant which might otherwise result in the avoidance of claim under such policies will not be affected or invalidated by any act, omission or negligence of any third party which is not within the knowledge or control of the insured(s);

b)	provisions that such policies and the coverage evidenced thereby will be primary and noncontributing with respect to any policies carried by Landlord and that any coverage carried by Landlord will be excess coverage;

c)	all insurance referred to above will provide for waiver of the insurer's rights of subrogation as against Landlord; and

d)	provisions that such policies of insurance will not be cancelled without the insurer providing Landlord thirty (30) days written notice stating when such cancellation will be effective.

Evidence of all such policies of insurance will be provided to Landlord upon request. Tenant will not do, omit or permit to be done or omitted upon the Premises anything which will cause such insurance to be cancelled. If any insurance policy upon the Building or any part of the Building is cancelled or threatened to be cancelled by reason of the use or occupancy by the Tenant or any such act or omission, Tenant will immediately remedy or rectify such use, occupation, act or omission, and if tenant fails to so remedy or rectify, Landlord may at its option terminate this Lease and Tenant will immediately deliver up possession of the Premises to Landlord.

Tenant will not at any time during the term of this Lease use, exercise, carry on or permit or suffer to be used, exercised, carried on, in or upon the Premises or any part of the Premises, any noxious, noisome or offensive act, trade business occupation or calling, and no act, matter or thing whatsoever will at any time during the said term be done in or upon the Premises, or any part Premises, which will or may be or grow to the annoyance, nuisance, grievance, damage or disturbance of the occupiers or owners of the Building, or adjoining lands or premises.

20.	Landlord's Insurance. Landlord will take out or cause to be taken out and keep or cause to be kept in full force and effect during the whole of the term:

a)	extended fire and extended coverage insurance on the Building, except foundations, on a replacement cost basis, subject to such deductions and exceptions as Landlord may determine; such insurance will be in a form or forms normally in use from time to time for buildings and improvements of a similar nature similarly situated, including, should Landlord so elect, insurance to cover any loss of rental income which may be sustained by Landlord;

b)	comprehensive general liability insurance against claims for bodily injury, including death and property damage.

Landlord agrees to request its insurers, upon written request of Tenant, to have all insurance taken out and maintained by Landlord provide for waiver of Landlord's insurers' rights of subrogation as against Tenant when and to the extent permitted from time to time by its insurers.

21.	Abandonment. If at any time during the term of this Lease, Tenant abandons the Premises or any part of the Premises, Landlord may, at its option, enter the Premises by any means without being liable for any prosecution for such entering, and without becoming liable to Tenant for damages or for any payment of any kind whatever, and may, at Landlord's discretion, as agent for Tenant, relet the Premises, or any part of the Premises, for the whole or any part of the then unexpired term, and may receive and collect all rent payable by virtue of such reletting, and, at Landlord's option, hold Tenant liable for any difference between the Rent that would have been payable under this Lease during the balance of the unexpired term, if this Lease had continued in force, and the net rent for such period realized by the Landlord by means of the reletting. If Landlord's right of reentry is exercised following abandonment of the premises by Tenant, then
Landlord may consider any personal property belonging to Tenant and left on the Premises to also have been abandoned, in which case
Landlord may dispose of all such personal property in any manner
Landlord will deem proper and is relieved of all liability for doing so.

22.	Subordination and Attornment. This Lease and Tenant's rights under this Lease will automatically be subordinate to any mortgage or mortgages, or encumbrance resulting from any other method of financing or refinancing, now or afterwards in force against the Lands or Building or any part of the Lands or Building, as now or later constituted, and to all advances made or afterwards made upon such security; and, upon the request of Landlord, Tenant will execute such documentation as may be required by Landlord in order to confirm and evidence such subordination.

Tenant will, in the event any proceedings are brought, whether in foreclosure or by way of the exercise of the power of sale or otherwise, under any other mortgage or other method of financing or refinancing made by Landlord in respect of the Building, or any portion of the Building, attorn to the encumbrancer upon any such foreclosure or sale and recognize such encumbrancer as Landlord under this Lease, but only if such encumbrancer will so elect and require.

Upon the written request of Tenant, Landlord agrees to request any mortgagee or encumbrancer of the Lands (present or future) to enter into a non-disturbance covenant in favor of Tenant, whereby such mortgagee or encumbrancer will agree not to disturb Tenant in its possession and enjoyment of the Premises for so long as Tenant is not in default under this Lease.

23.	Estoppel Certificate and Acknowledgement.  Whenever requested by
Landlord, a mortgagee or any other encumbrance holder or other third party having an interest in the Building or any part of the Building, Tenant will, within 10 days of the request, execute and deliver an estoppel certificate or other form of certified acknowledgement as to the Commencement Date, the status and the validity of this Lease, the state of the rental account for this Lease, any incurred defaults on the part of Landlord alleged by Tenant, and such other information as may reasonably be required.

24.	Sale by Landlord. In the event of any sale, transfer or lease by
Landlord of the Building or any interest in the Building or portion of the Building containing the Premises or assignment by Landlord of this Lease or any interest of Landlord in the Lease to the extent that the purchaser, transferee, tenant or assignee assumes the covenants and obligations of Landlord under this Lease, Landlord will without further written agreement be freed and relieved of liability under such covenants and obligations. This Lease may be assigned by Landlord to any mortgagee or encumbrancee of the Building as security.

25.	Tenant's Indemnity. Tenant will and does hereby indemnify and save harmless Landlord of and from all loss and damage and all actions, claims, costs, demands, expenses, fines, liabilities and suits of any nature whatsoever for which Landlord will or may become liable, incur or suffer by reason of a breach, violation or nonperformance by Tenant of any covenant, term or provision hereof or by reason of any builders' or other liens for any work done or materials provided or services rendered for alterations, improvements or repairs, made by or on behalf of Tenant to the Premises, or by reason of any injury occasioned to or suffered by any person or damage to any property, or by reason of any wrongful act or omission, default or negligence on the part of Tenant or any of its agents, concessionaires, contractors, customers, employees, invitees or licensees in or about the Building.

It is agreed between Landlord and Tenant that Landlord will not be liable for any loss or damage caused by acts or omissions of other tenants or occupants, their employees or agents or any persons not the employees or agents of Landlord, or for any damage caused by the construction of any public or quasi-public works, and in no event will the Landlord be liable for any consequential or indirect damages suffered by Tenant.

It is agreed between the Landlord and Tenant that the Landlord will not be liable for any loss, injury or damage caused to vehicles or their contents or any other property on them, or for the loss of any property by theft or otherwise, and all property kept or stored in the Premises will be at the sole risk of Tenant.

26.	Liens. Tenant will immediately upon demand by Landlord remove or cause to be removed and afterwards institute and diligently prosecute any action pertinent to it, any builders' or other lien or claim of lien noted or filed against or otherwise constituting an encumbrance on any title of Landlord. Without limiting the foregoing obligations of Tenant, Landlord may cause the same to be removed, in which case Tenant will pay to Landlord as Additional Rent, such cost including Landlord's legal costs.

27.	Attorney Fees. All costs, expenses and expenditures including and without limitation, complete legal costs incurred by Landlord on a solicitor/client basis as a result of unlawful detainer of the Premises, the recovery of any rent due under the Lease, or any breach by Tenant of any other condition contained in the Lease, will forthwith upon demand be paid by Tenant as Additional Rent. All rents including the Base Rent and Additional Rent will bear interest at the rate of ten percent (10%) per cent per annum from the due date until paid.

28.	Governing Law. It is the intention of the parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Indiana, without regard to the jurisdiction in which any action or special proceeding may be instituted.

29.	Severability If there is a conflict between any provision of this
Lease and the applicable legislation of the State of Indiana ("the
Act"), the Act will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with the Act.
Further, any provisions that are required by the Act are incorporated into this Lease.

If there is a conflict between any provision of this Lease and any form of lease prescribed by the Act, that prescribed form will prevail and such provisions of the lease will be amended or deleted as necessary in order to comply with that prescribed form. Further, any provisions that are required by that prescribed form are incorporated into this Lease.

30.	Amendment of Lease. Any amendment or modification of this Lease or additional obligation assumed by either party in connection with this Lease will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

31.	Assignment and Subletting. Tenant will not assign this Lease, or sublet or grant any concession or license to use the Premises or any part of the Premises. An assignment, subletting, concession, or license, whether by operation of law or otherwise, will be void and will, at Landlord's option, terminate this Lease.

32.	Damage to Premises. If the Premises, or any part of the Premises, will be partially damaged by fire or other casualty not due to Tenant's negligence or willful act or that of Tenant's employee, family, agent, or visitor, the Premises will be promptly repaired by Landlord and there will be an abatement of rent corresponding with the time during which, and the extent to which, the Premises may have been untenantable. However, if the Premises should be damaged other than by Tenant's negligence or willful act or that of Tenant's employee, family, agent, or visitor to the extent that Landlord will decide not to rebuild or repair, the term of this Lease will end and the Rent will be prorated up to the time of the damage.

33.	Eminent Domain and Expropriation. If during the term of this
Lease, title is taken to the whole or any part of the Building by any competent authority under the power of eminent domain or by expropriation, which taking, in the reasonable opinion of Landlord, does not leave a sufficient remainder to constitute an economically viable building, Landlord may at its option, terminate this Lease on the date possession is taken by or on behalf of such authority. Upon such termination, Tenant will immediately deliver up possession of the Premises, Base Rent and any Additional Rent will be payable up to the date of such termination, and Tenant will be entitled to be repaid by Landlord any rent paid in advance and unearned or an appropriate portion of that rent. In the event of any such taking, Tenant will have no claim upon Landlord for the value of its property or the unexpired portion of the term of this Lease, but the parties will each be entitled to separately advance their claims for compensation for the loss of their respective interests and to receive and retain such compensation as may be awarded to each respectively. If an award of compensation made to Landlord specifically includes an award for Tenant, Landlord will account for that award to Tenant and vice versa.

34.	Condemnation. A condemnation of the Building or any portion of the
Premises will result in termination of this Lease. Landlord will receive the total of any consequential damages awarded as a result of the condemnation proceedings. All future rent installments to be paid by Tenant under this Lease will be terminated.

35.	Tenant's Repairs and Alterations. Tenant covenants with Landlord to occupy the Premises in a tenant-like manner and not to permit waste. Tenant will at all times and at its sole expense, subject to Landlord's repair, maintain and keep the Premises, reasonable wear and tear, damage by fire, lightning, tempest, structural repairs, and repairs necessitated from hazards and perils against which Landlord is required to insure excepted. Without limiting the generality of the foregoing, Tenant will keep, repair, replace and maintain all glass, wiring, pipes and mechanical apparatus in, upon or serving the Premises in good and tenantable repair at its sole expense. When it becomes (or, acting reasonably, should have become) aware of same, the Tenant will notify Landlord of any damage to or deficiency or defect in any part of the Premises or the Building. Tenant will not use or keep any device which might overload the capacity of any floor, wall, utility, electrical or mechanical facility or service in the Premises or the Building.

Tenant covenants with Landlord that Landlord, its servants, agents and workmen may enter and view the state of repair of the Premises and that Tenant will repair the Premises according to notice in writing received from Landlord, subject to Landlord's repair obligations. If Tenant refuses or neglects to repair as soon as reasonably possible after written demand, Landlord may, but will not be obligated to, undertake such repairs without liability to Tenant for any loss or damage that may occur to Tenant's merchandise, fixtures or other property or to Tenant's business by such reason, and upon such completion, Tenant will pay, upon demand, as Additional Rent, Landlord's cost of making such repairs plus fifteen percent (15%) of such cost for overhead and supervision.

Tenant will not make or have others make alterations, additions or improvements or erect or have others erect any partitions or install or have others install any trade fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, awnings, exterior decorations or make any changes to the Premises or otherwise without first obtaining Landlord's written approval thereto, such written approval not to be unreasonably withheld in the case of alterations, additions or improvements to the interior of the Premises.

Tenant will not install in or for the Premises any special locks, safes or apparatus for air-conditioning, cooling, heating, illuminating, refrigerating or ventilating the Premises without first obtaining Landlord's written approval thereto. Locks may not be added or changed without the prior written agreement of both Landlord and Tenant.

When seeking any approval of Landlord for Tenant repairs as required in this Lease, Tenant will present to the Landlord plans and specifications of the proposed work which will be subject to the prior approval of Landlord, not to be unreasonably withheld or delayed.

Tenant will promptly pay all contractors, material suppliers and workmen so as to minimize the possibility of a lien attaching to the Premises or the Building. Should any claim of lien be made or filed Tenant will promptly cause the same to be discharged.

Tenant will be responsible at its own expense to replace all electric light bulbs, tubes, ballasts or fixtures serving the Premises.

36.	Landlord's Repairs. Landlord covenants and agrees to effect at its expense repairs of a structural nature to the structural elements of the roof, foundation and outside walls of the Building, whether occasioned or necessitated by faulty workmanship, materials, improper installation, construction defects or settling, or otherwise, unless such repair is necessitated by the negligence of Tenant, its servants, agents, employees or invitees, in which event the cost of such repairs will be paid by Tenant together with an administration fee of fifteen percent (15%) for Landlord's overhead and supervision.

37.	Care and Use of Premises. Tenant will promptly notify Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises or to any furnishings supplied by Landlord.

Vehicles which Landlord reasonably considers unsightly, noisy, dangerous, improperly insured, inoperable or unlicensed are not permitted in Tenant's parking stall(s), and such vehicles may be towed away at Tenant's expense. Parking facilities are provided at Tenant's own risk.

Tenant will not make (or allow to be made) any noise or nuisance which, in the reasonable opinion of Landlord, disturbs the comfort or convenience of other tenants.

Tenant will dispose of its trash in a timely, tidy, proper and sanitary manner.

Tenant will not engage in any illegal trade or activity on or about the Premises.

Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by law.

The hallways, passages and stairs of the building in which the Premises are situated will be used for no purpose other than going to and from the Premises and Tenant will not in any way encumber those areas with boxes, furniture or other material or place or leave rubbish in those areas and other areas used in common with any other tenant.

38.	Surrender of Premises. Tenant covenants to surrender the Premises, at the expiration of the tenancy created in this Lease, in the same condition as the Premises were in upon delivery of possession under this Lease, reasonable wear and tear, damage by fire or the elements, and unavoidable casualty excepted, and agrees to surrender all keys for the Premises to Landlord at the place then fixed for payment of rent and will inform Landlord of all combinations to locks, safes and vaults, if any. All alterations, additions and improvements constructed or installed in the Premises and attached in any manner to the floor, walls or ceiling, including any leasehold improvements, equipment, floor covering or fixtures (including trade fixtures), will remain upon and be surrendered with the Premises and will become the absolute property of Landlord except to the extent that Landlord requires removal of such items. If Tenant abandons the Premises or if this Lease is terminated before the proper expiration of the term due to a default on the part of Tenant then, in such event, as of the moment of default of Tenant all trade fixtures and furnishings of Tenant (whether or not attached in any manner to the Premises) will, except to the extent Landlord requires the removal of such items, become and be deemed to be the property of Landlord without indemnity to Tenant and as liquidated damages in respect of such default but without prejudice to any other righter remedy of Landlord.
Notwithstanding that any trade fixtures, furnishings, alterations, additions, improvements or fixtures are or may become the property of Landlord, Tenant will immediately remove all or part of the same and will make good any damage caused to the Premises resulting from the installation or removal of such fixtures, all at Tenant's expense, should Landlord so require by notice to Tenant. If Tenant, after receipt of such notice from Landlord, fails to promptly remove any trade fixtures, furnishings, alterations, improvements and fixtures in accordance with such notice, Landlord may enter into the Premises and remove from the Premises all or part of such trade fixtures, furnishings, alterations, additions, improvements and fixtures without any liability and at the expense of Tenant, which expense will immediately be paid by Tenant to the Landlord. Tenant's obligation to observe or perform the covenants contained in this Lease will survive the expiration or other termination of the term of this Lease.

39.	Hazardous Materials. Tenant will not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire on the Premises or that might be considered hazardous by any responsible insurance company.

40.	Rules and Regulations. Tenant will obey all rules and regulations posted by Landlord regarding the use and care of the Building, parking lot, laundry room and other common facilities that are provided for the use of Tenant in and around the Building on the Premises.

41.	Address for Notice. For any matter relating to this tenancy, whether during or after this tenancy has been terminated:

a)	the address of Tenant is the Premises, and

b)	the address of Landlord is 1176 Pebblebrook Dr Noblesville, In
46060, both during this tenancy and after it is terminated.

Landlord or Tenant may, on written notice to each other, change their respective addresses for notice under this Lease.

42.	Right to Show Premises. Tenant acknowledges that Landlord or its agent will have the right to enter the Premises at all reasonable times to show them to prospective purchasers, encumbrancers, lessees or assignees, and may also during the ninety days preceding the termination of the terms of this Lease, place upon the Premises the usual type of notice to the effect that the Premises are for rent, which notice Tenant will permit to remain on the Premises.

43.	No Waiver. No provision of this Lease will be deemed to have been waived by Landlord unless a written waiver from Landlord has first been obtained and, without limiting the generality of the foregoing, no acceptance of rent subsequent to any default and no condoning, excusing or overlooking by Landlord on previous occasions of any default nor any earlier written waiver will be taken to operate as a waiver by Landlord or in any way to defeat or affect the rights and remedies of Landlord.

44.	Landlord's Performance. Notwithstanding anything to the contrary contained in this Lease, if Landlord is delayed or hindered or prevented from the performance of any term, covenant or act required under this Lease by reason of strikes, labor troubles, inability to procure materials or services, power failure, restrictive governmental laws or regulations, riots, insurrection, sabotage, rebellion, war, act of God or other reason, whether of a like nature or not, which is not the fault of Landlord, then performance of such term, covenant or act will be excused for the period of the delay and Landlord will be entitled to perform such term, covenant or act within the appropriate time period after the expiration of the period of such delay.

45.	Remedies Cumulative. No reference to or exercise of any specific right or remedy by Landlord will prejudice or preclude Landlord from any other remedy whether allowed at law or in equity or expressly provided for in this Lease. No such remedy will be exclusive or dependent upon any other such remedy, but Landlord may from time to time exercise any one or more of such remedies independently or in combination.

46.	Landlord May Perform. If Tenant fails to observe, perform or keep any of the provisions of this Lease to be observed, performed or kept by it and such failure is not rectified within the time limits specified in this Lease, Landlord may, but will not be obliged to, at its discretion and without prejudice, rectify the default of Tenant. Landlord will have the right to enter the Premises for the purpose of correcting or remedying any default of Tenant and to remain until the default has been corrected or remedied. However, any expenditure by Landlord incurred in any correction of a default of Tenant will not be deemed to waive or release Tenant's default or Landlord's right to take any action as may be otherwise permissible under this Lease in the case of any default.

47.	General Provisions. This Lease will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Lease. All covenants are to be construed as conditions of this Lease.

Tenant will be charged an additional amount of $25.00 for each N.S.F. check or check returned by Tenant's financial institution.

All schedules to this Lease are incorporated into and form an integral part of this Lease.

Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Lease. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

This Lease may be executed in counterparts.

Time is of the essence in this Lease.

This Lease will constitute the entire agreement between Landlord and Tenant. Any prior understanding or representation of any kind preceding the date of this Lease will not be binding on either party except to the extent incorporated in this Lease. In particular, no warranties of Landlord not expressed in this Lease are to be implied.



IN WITNESS WHEREOF Lowell G. Hancher, Jr. has duly signed under hand and Legend Motors Worldwide, Inc. has duly affixed its signature by a duly authorized officer under seal.





/s/ Lowell G. Hancher
__________________________
Lowell G. Hancher
Landlord




/s/ John G. Pendl
__________________________
Legend Motors Worldwide, Inc.
By: John G. Pendl
Secretary & Treasurer



Exhibit A

Landlord Improvements to and Personal Property on the Premises.


One (1) Rotary lift
One (1) GT-350 Shelby Mustang
One (1) Indy racing car
One (1) Portable sand blaster
One (1) Conference table
Ten (10) leather conference chairs
One (1) credenza/hutch unit
One (1) cocktail table
Two (2) wooden desk units with leather chairs
Three (3) cubicle units
Three (3) office chairs